Exhibit 99.4

NewMarket Corporation

OFFER TO EXCHANGE

$350,000,000 of 4.100% Senior Notes due 2022

That Have Not Been Registered Under the Securities Act of 1933

for

4.100% Senior Notes due 2022

That Have Been Registered Under the Securities Act of 1933

Fully and unconditionally guaranteed on a senior unsecured basis by certain of NewMarket Corporation’s domestic subsidiaries

To Registered Holders:

We are enclosing herewith the materials listed below relating to the offer (the “Exchange Offer”) by NewMarket Corporation to exchange $350,000,000 aggregate principal amount of 4.100% Senior Notes due 2022 (the “initial notes”) that were issued on December 20, 2012 and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), for 4.100% Senior Notes due 2022 that have been registered under the Securities Act (the “exchange notes”), upon the terms and subject to the conditions set forth in the Prospectus dated                  , 2013 (the “Prospectus”) and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1.	Prospectus dated , 2013;

2.	Letter of Transmittal, including Guidelines for Certification of Taxpayer Identification;

3.	Instruction to Registered Holder from Beneficial Owner;

4.	Letter to Clients that may be sent to your clients for whose account you hold initial notes in your name or in the name of your nominee, which shall accompany the Instruction to Registered Holder from Beneficial Owner for obtaining such client’s instruction with regard to the Exchange Offer; and

5.	Notice of Guaranteed Delivery.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2013, unless the exchange offer is extended by NewMarket Corporation in its sole discretion.

The Exchange Offer is not conditioned upon any minimum number of initial notes being tendered.

Pursuant to the Letter of Transmittal, each holder of initial notes (a “Holder”) will represent to NewMarket Corporation that:

•	the Holder is acquiring the exchange notes pursuant to this Exchange Offer in the ordinary course of business;

•	the Holder has no arrangements or understanding with any person to participate in the distribution of the initial notes or the exchange notes within the meaning of the Securities Act;

•

the Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of NewMarket Corporation, or if the Holder is an affiliate of NewMarket Corporation, the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the Holder is not a broker-dealer, the Holder is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if the Holder is a broker-dealer, the Holder is receiving the exchange notes for the Holder’s own account in exchange for the initial notes that the Holder acquired as a result of market-making activities or other trading activities, and the Holder acknowledges that the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes.

By acknowledging that the Holder will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the Holder will not be deemed to admit that the Holder is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holders from Beneficial Owner contains an authorization by the beneficial owners of the initial notes for you to make the foregoing representations.

NewMarket Corporation will not pay any fee or commission to any broker or dealer or to any other person other than the exchange agent for the Exchange Offer. NewMarket Corporation will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus under the captions “The Exchange Offer—Fees and Expenses” and “The Exchange Offer—Transfer Taxes.”

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, U.S. Bank National Association, in the manner set forth below.

By Facsimile:	Exchange Agent: By Registered or Certified Mail:	By Hand/Overnight Delivery:

(804) 771-7940	U. S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, Suite 1850 Mail Station: EX-VA-URIT Richmond, VA 23219-4000	U. S. Bank Global Corporate Trust Services Two James Center 1021 E. Cary Street, Suite 1850 Mail Station: EX-VA-URIT Richmond, VA 23219-4000

Confirm by Telephone:
(804) 771-7935	Attn: William F. Michie, III	Attn: William F. Michie, III

Very truly yours,

NEWMARKET CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF NEWMARKET CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF NEWMARKET CORPORATION OR THE EXCHANGE AGENT IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.